ICON FUNDS
October 25, 1996





                       LYNCH, BREWER, HOFFMAN & SANDS, LLP
                                ATTORNEYS AT LAW
                         101 FEDERAL STREET, 22ND FLOOR
                        BOSTON, MASSACHUSETTS 02110-1800
                               ------------------
                            Telephone (617) 951-0800
                               Fax (617) 951-0811


                                January 13, 2000


ICON FUNDS
12835 East Arapahoe Road
Tower II, Penthouse
Englewood, CO 80112


Ladies and Gentlemen:

     As counsel to ICON FUNDS, a Massachusetts business trust (the "Trust"), we have been asked to render our opinion with respect to the issuance of an indefinite number of shares of beneficial interest in the Trust (the "Shares") representing interests in ICON Basic Materials Fund, ICON Capital Goods Fund, ICON Consumer Cyclicals Fund, ICON Consumer Staples Fund, ICON Energy Fund, ICON Financial Services Fund, ICON Healthcare Fund, ICON Leisure Fund, ICON Technology Fund, ICON Telecommunication & Utilities Fund, ICON Transportation Fund, ICON Asia Region Fund, ICON South Pacific Region Fund, ICON North Europe Region Fund, ICON South Europe Region Fund, ICON Western Hemisphere Fund and ICON Short-Term Fixed Income Fund (collectively, the "Funds"), the shares of each of such Funds being a series of the Trust, as more fully described in the Prospectus in the form contained in the Trust's Registration Statement on Form N-1A, dated January 20, 2000, to which this opinion is an exhibit, to be filed with the Securities and Exchange Commission.

     We have examined the Master Trust Agreement of the Trust, dated September 19, 1996, as amended to the date hereof, and the Prospectus contained in such Registration Statement, and such other documents, records and certificates as we have deemed necessary for the purposes of this opinion. In rendering this opinion, we have, with your approval, relied, as to all questions of fact material to this opinion, upon certain certificates of public officials and of your officers and assumed the genuineness of the signatures on, and the authenticity of, all documents furnished to us, which facts we have not independently verified.

     Based upon the foregoing, we are of the opinion that the Shares, when issued, delivered and paid for in accordance with the terms of the Master Trust Agreement and the Prospectus will be legally issued, fully paid and non-assessable by the Trust.

     We hereby consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission.

                                         Very truly yours,

                                         /s/ LYNCH, BREWER, HOFFMAN & SANDS, LLP
                                         ---------------------------------------
                                         LYNCH, BREWER, HOFFMAN & SANDS, LLP